Exhibit 10.7

PENN ENTERTAINMENT, INC.

STOCK APPRECIATION RIGHT AWARD AGREEMENT

PENN Entertainment, Inc. (the “Company”) has granted to you a Stock Appreciation Right Award (“Award”) pursuant to the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, as follows:

Grantee:
Date of Grant:	,20
Total Number of SARs:
Base Amount:
Vesting Dates and Number of SARs Vesting:

The Award is subject to a Restricted Period wherein vesting and forfeiture conditions apply to the Award as determined by the Compensation Committee or its delegate from time to time as set forth herein.

Expiration Date:

This Award is subject to the terms and conditions of the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended from time to time (the “Plan”), which is available upon request, and any rules, and regulations established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) or its delegate.  Words used herein with initial capitalized letters that are not defined in this Award are defined in the Plan.

The terms provided herein are applicable to this Award.  Different terms may apply to any prior or future awards under the Plan (or a predecessor plan).  To the extent that there is a conflict between the terms of this Award and the Plan, the terms of the Plan shall govern.

I.	ACCEPTANCE OF AWARD

This Award constitutes an agreement between you and the Company.  You have reviewed all of the provisions of the Plan and this Award.  By electronically accepting this Award according to the instructions provided by the Company’s designated broker, you agree that this electronic contract contains your electronic signature, which you have executed with the intent to sign this Award, and that this Award is granted under and governed by the terms and conditions of the Plan, this Award, and the applicable provisions (if any) contained in a written employment agreement between the Company or a Subsidiary and you.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee or its delegate on questions relating to the Plan, this Award, and, solely in so far as they relate to this Award, the applicable provisions (if any) contained in a written employment agreement between the Company or a Subsidiary and you.

II.	GRANT OF STOCK APPRECIATION RIGHTS

Effective as of the Date of Grant, the Company has granted and issued to you an Award of SARs.  The number of SARs granted to you is equal to the number of shares of Common Stock subject to the Award.  Each vested SAR represents the right to receive a cash payment upon exercise equal to the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Base Amount, as stated above, for the SAR.  The value of a share of Common Stock on the Date of Grant is the Base Amount; it does not change for the life of the SAR (except in certain limited circumstances, as described in the Plan).  However, the market price of Common Stock changes and will ultimately determine the value, if any, you receive from this Award.

III.	VESTING

The SARs shall vest on the dates and with respect to the number of shares of Common Stock set forth above.  The SARs will also vest in their entirety as of the occurrence of any of the following events.

A.          Death or Disability

If your employment or service as an Employee, Consultant or Director of the Company or a Subsidiary, as applicable, terminates due to your death or Disability before the SARs have become fully vested in accordance with the Vesting Schedule, the forfeiture restrictions on this Award shall lapse and all unvested SARs shall vest.

For purposes of this Award, “Disability” means a physical or mental impairment sufficient to make the Grantee who is an Employee eligible for benefits under the Company’s or Subsidiary’s long-term disability plan in which the Grantee is a participant.  A Grantee who is a Director or Consultant shall be treated as having a Disability if a physical or mental impairment would have made the Director or Consultant eligible for benefits under the Company’s or Subsidiary’s long-term disability plan had the Director or Consultant been an Employee.

B.          Change of Control

If your employment or service as an Employee, Consultant or Director of the Company or a Subsidiary, as applicable, is terminated by the Company without Cause or by you for Good Reason within two (2) years following a Change of Control (or on the date of the Change of Control), the forfeiture restrictions on this Award shall lapse, all unvested SARs shall vest, and the provisions of Article XIII of the Plan shall apply.

IV.	FORFEITURE

If your employment or service as an Employee, Consultant, or Director of the Company or a Subsidiary, as applicable, terminates for any reason (except as otherwise provided for in the Plan or in Section III of this Award), then all of the SARs that are unvested at such time shall be forfeited.  You will receive no payment or shares of Common Stock for SARs that are forfeited.  SARs that are vested as of the termination will be cancelled and forfeited as follows.

A.          As a result of your resignation (other than for Retirement), vested SARs will be cancelled and forfeited at the end of the 30th day after the date of termination or, if earlier, the Expiration Date;

B.          As a result of termination for Cause by the Company or a Subsidiary all of the SARs, whether or not then exercisable, will be cancelled and forfeited as of such termination date;

C.          As a result of termination not for Cause by the Company or a Subsidiary, all of the vested SARs will be cancelled and forfeited at the end of the period that is one (1) year after such termination or cessation date, or, if earlier, the Expiration Date;

D.          As a result of your Retirement (which, for clarity, only applies if you are an Employee or Director), vested SARs shall be cancelled and forfeited at the end of the period which is three (3) years after such Retirement, or, if earlier, the Expiration Date; and

E.          As a result of your death or Disability, vested SARs (including the SARs that vest due to death or Disability) shall be cancelled and forfeited on the Expiration Date.

For purposes of this Award, “Retirement” means (i) the cessation of services of a Director at the end of the Director’s term on the Board or (ii) an Employee’s separation from service from the Company and its Subsidiaries (1) on or after attainment of age 55 with at least ten (10) years of service with the Company and its Subsidiaries, or (2) on or after attainment of age 65.  Years of service shall be calculated pursuant to the terms of the PENN Entertainment, Inc. 401(k) Plan.

V.	LEAVES OF ABSENCE

For purposes of this Award, your employment or service as an Employee, Consultant, or Director, as applicable, does not terminate when you go on a leave of absence recognized under the Plan.  Your employment or service will terminate when the leave of absence ends, however, unless you immediately return to active employment or service in the applicable capacity.

VI.	EXERCISE

The Award, or a portion thereof, shall be exercisable during the period beginning on the applicable vesting date and ending on the Expiration Date, subject to earlier termination in the event of a termination of your employment or service as a Director or Consultant under certain circumstances, as provided in Section IV.  You may exercise your vested Award by providing notice of exercise to the Company, in a form and manner acceptable to the Company.

VII.	NATURE OF SARS; SHAREHOLDER RIGHTS

You are not and do not have the rights of a shareholder of the Company with respect to any shares of Common Stock underlying this Award.  A SAR is the right, subject to certain conditions, to receive a cash payment equal to the appreciation, if any, in the value of a share of Common Stock between the Date of Grant and the date you exercise the SAR.  This payment is not automatically made; you must exercise a vested SAR to receive it.  SARs are not treated as property or as a trust fund of any kind.  Nothing in this Award, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.  All amounts attributable to the SARs shall be and remain the sole property of the Company, and your rights under this Award and the Plan are limited to the right to receive cash following your exercise of a vested SAR.  You have no right to receive shares of Common Stock under this Award.

VIII.	TRANSFER OF SARS

The SARs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or otherwise encumbered except in accordance with Section 12.8 of the Plan.  Any attempt at such disposition shall be void.

IX.	WITHHOLDING TAXES

Upon the issuance of any cash payment in accordance with the foregoing, the Company shall withhold all applicable tax-related items legally payable by you from such cash payment.

X.	ADJUSTMENTS

As described more fully in Section 11.2 of the Plan, in the event of a stock split, a stock dividend and certain other events or transactions affecting the Common Stock, the number of SARs underlying this Award and the Base Amount may be adjusted.

XI.	ELECTRONIC DELIVERY AND DISCLOSURE

The Company may deliver or disclose, as applicable, any documents related to this Award, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents delivered electronically or to retrieve such documents furnished electronically, as applicable, and agree to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

XII.	NO RIGHT TO CONTINUED SERVICE

This Award does not give you the right to continue in employment or service with the Company or Subsidiary in any capacity.  The Company or Subsidiary reserves the right to terminate your employment or service at any time, with or without cause, subject to any employment agreement or other contract.  In the event of a conflict between the terms of this Award and an employment agreement, if any, the terms of the employment agreement control.

XIII.	APPLICABLE LAW

This Award will be interpreted and enforced under the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

XIV.	CODE SECTION 409A COMPLIANCE

To the extent the Committee determines that the Award is subject to Section 409A of the Code and fails to comply with the requirements of such Section, the Committee reserves the right to amend, terminate or replace this Award in order to cause the Award to either not be subject to Section 409A of the Code or comply with the applicable provisions.

XV.	ENTIRE AGREEMENT/AMENDMENT

The text of the Plan is incorporated in this Award by reference.

This Award and the Plan constitute the entire understanding between you and the Company regarding this Award.  Any prior agreements, commitments or negotiations concerning this Award are superseded.  This Award may be amended in a way that is adverse to you or your beneficiaries only by another written agreement, signed by both parties, otherwise, the rights of the Board or Grantor as set forth in the Plan control as to any modification, alteration or amendment of this Award.

PENN ENTERTAINMENT, INC.